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                                                                     Exhibit 3.1

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/O9/1994
                                                          944214973 - 2084106

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             YOUNG BROADCASTING INC.

      It is hereby certified that:

            1. The present name of the corporation (hereinafter called the "Corporation") is Young Broadcasting Inc., which is the name under which the Corporation was originally incorporated; and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is February 24, 1986.

            2. The Restated Certificate of Incorporation of the Corporation is hereby amended by:

                  (a) redesignating Class A Common Stock as Class B Common Stock and redesignating Class B Common Stock as Class C Common Stock;

                  (b) changing the par value of the redesignated Class B Common Stock and the redesignated Class C Common Stock each from $.O1 per share to $.001 per share;

                  (c) deleting Article 4 in its entirety and substituting in lieu thereof new Article 4;

                  (d) adding new Articles 5 and 6;

                  (e) redesignating Articles 5 through 9 as Articles 7 through 11; and

                  (f) deleting redesignated Article 8(a) and substituting in lieu thereof new Article 8(a),

in each case as set forth in the Restated Certificate of Incorporation hereinafter provided for.

            3. The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Young Broadcasting Inc. without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the previous Restated Certificate of Incorporation, as heretofore amended and supplemented, and the provisions of the said single instrument hereinafter set forth other than the amendments herein certified.
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            4. The amendments and the restatement of the Certificate of
Incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware.

            5. The effective time of the Restated Certificate of Incorporation and of the amendments herein certified shall be November 14, 1994.

            6. The Restated Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation read as follows:


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

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             YOUNG BROADCASTING INC.

            1. The name of the Corporation is Young Broadcasting Inc.

            2. The address of its registered office in the State of Delaware is 9 East Loockerman Street, Dover, DE, County of Kent. The name of its registered agent at such address is National Corporate Research, Ltd.

            3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            4. (a) The total number of shares of stock which the Corporation shall have authority to issue is sixty million one hundred thirty-three thousand three hundred fifty-one (60,133,351) shares, of which sixty million (60,000,000) shall be shares of Common Stock, $.001 par value, and one hundred thirty-three thousand three hundred fifty-one (133,351) shall be shares of Preferred Stock, $.01 par value.

                  (b) The rights, preferences, privileges and restrictions granted to and imposed upon the Common Stock are as follows:

                        (i) Designation. Except as set forth herein, twenty million (20,000,000) shares of the Common Stock shall be designated "Class A Common Stock" (hereinafter called "Class A Common"); twenty million (20,000,000) shares of the Common Stock shall be designated "Class B Common Stock" (hereinafter called "Class B Common") and twenty million (20,000,000) shares of the Common Stock shall be designated "Class C Common Stock" (hereinafter called "Class C Common"). Notwithstanding the foregoing, if at any time the total number of shares of Common Stock held by members of the Management Group (as defined) is, in the aggregate, less than ten percent (10%) of the total number of shares of Common Stock then outstanding, then all authorized shares of Class B Common (including without limitation all shares of such class then outstanding) shall be reclassified as Class A Common and shall have all the rights, preferences, privileges and restrictions herein granted to the Class A Common. Each share of Common Stock shall be identical in all respects with each other share of Common Stock, except as otherwise provided herein.

                        (ii) Voting Rights.

                              (A) Class A Common. Except as set forth herein or
as otherwise required by law, each outstanding share of Class A Common shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, including, but not limited to, those items set forth in paragraph (B)(1) through (4) below, and each holder of Class A Common shall be entitled to one (1) vote for each share of such stock held by such holder.

                              (B) Class B Common. Except as set forth herein or
as otherwise required by law, each outstanding share of Class B Common shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Class B Common shall be entitled to ten (10) votes for each share of such stock held by such holder. Notwithstanding the foregoing, each holder of Class B Common shall be entitled to one (1) vote for each share of such stock held by such holder on each of the following matters: (1) any Going Private Transaction (as defined); (2) any sale, lease, or exchange of all or substantially all of the assets of the Corporation, whether in one transaction or a series of related transactions, other than to a Person or Persons in which the holders of Common Stock of the Corporation immediately prior to the consummation of such sale, lease or exchange hold, directly or indirectly, at least 50% of the Common Stock (or equivalent voting securities) of such Person or Persons immediately after such consummation; (3) any sale or transfer, whether in one transaction or a series of related transactions, which would cause a fundamental change in the nature of the Corporation as a holder of multiple broadcast properties and the licenses relating thereto; or (4) any merger or consolidation of the Corporation, other than a merger or consolidation following the consummation of which the holders of Common Stock of the Corporation immediately prior to such merger or consolidation hold, directly or indirectly, at least 50% of the Common Stock (or equivalent voting securities) of the Person formed by such merger or consolidation immediately after such consummation. For purposes of this subparagraph (b)(ii)(B), a fundamental change would occur if the Corporation were to own less than two broadcast television stations.

                              (C) Class C Common. Except as otherwise required
by law, each outstanding share of Class C Common shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote and shares of Class C Common shall not be included in determining the number of shares voting or entitled to vote on any such matter; provided that, notwithstanding the foregoing, holders of shares of Class C Common shall be entitled to vote as a separate class on any amendment to this subparagraph (ii)
(C) and on any amendment, repeal or modification of any provision of this Restated Certificate of Incorporation that adversely affects the powers, preferences or special rights of holders of Class C Common, including without limitation, subject to subparagraph (D) below, any change that adversely affects the powers, preferences or special rights of the Class A Common.

                              (D) Class Voting. On any matter on which the
holders of shares of Class A Common, the holders of shares of Class B Common and the holders of Class C Common are entitled to vote, except as otherwise required by law, all classes of Common Stock entitled to vote shall vote together as a single class.

                        (iii) Dividends. The Board of Directors of the Corporation may cause dividends to be paid to holders of shares of Common Stock out of funds legally available for the payment of dividends. Any dividend or distribution on the Common Stock shall be payable on shares of Class A Common, Class B Common and Class C Common share and share alike; provided that in the case of dividends payable in shares of Common Stock of the Corporation, or options, warrants or rights to acquire shares of such Common Stock or securities convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire or securities convertible into or exchangeable for, Common Stock of the same class upon which the dividend or distribution is being paid.

                        (iv) Liquidation Rights. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the liquidation preference set forth in Section 4(c)(iv), the remaining assets and funds of the Corporation, if any, shall be divided among and paid ratably to the holders of Class A Common, the holders of Class B Common and the holders of Class C Common share and share alike. A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this subparagraph (iv).

                        (v) Preemptive Rights. No holder of Common Stock of the Corporation of any class shall be entitled as of right to subscribe for or receive any part of the authorized stock of the Corporation or any part of any new, additional or increased issue of stock of any class or of any obligations convertible into any class or classes of stock, but the Board of Directors may, without offering any such shares of stock or obligations convertible into stock to stockholders of any class, issue and sell or dispose of the same to such persons and for such considerations permitted by law as it may from time to time in its absolute discretion determine.

                        (vi) Conversion.

                              (A) Conversion of Class A Common. Subject to the
provisions of this subparagraph (vi), any holder of shares of Class A Common shall be entitled to convert, at any time and from time to time, any or all of the shares of Class A Common held by such stockholder into the same number of shares of Class C Common.

                              (B) Conversion of Class B Common. Shares of Class
B Common from time to time outstanding shall be held of record by members of the Management Group, and by no other Person or Persons. Subject to the provisions of this subparagraph (vi), in the event of the transfer of shares of Class B Common to any Person, other than a member of the Management Group, said shares shall be deemed automatically to convert, effective as of the date of transfer thereof, into the same number of shares of Class A Common.

                              (C) Conversion of Class C Common. Subject to the
provisions of this subparagraph (vi), each holder of Class C Common shall be entitled to convert, at any time and from time to time, any or all of the shares of Class C Common held by such stockholder into the same number of shares of Class A Common; provided, however, that no holder of shares of Class C Common shall be entitled to convert any such shares to the extent that, as a result of such conversion, such holder and its Affiliates (as defined), directly or indirectly, would own, control or have the power to vote a greater number of shares of Common Stock or other securities of any kind issued by the Corporation than such holder and its Affiliates shall be permitted to own, control or have power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable either to such holder or its Affiliates or to the Corporation.

                              (D) Conversion Procedure.

                                    (1) Each conversion of shares of Class A
Common into shares of Class B Common or Class C Common and each conversion of shares of Class C Common into shares of Class A Common shall be effected by the surrender of the certificate or certificates representing the shares to be converted (hereinafter called the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of Common Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the class into which such shares may be converted (hereinafter called the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. The Corporation shall promptly notify each holder of shares of Class C Common of its receipt of such notice. Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted; provided, however, that if such conversion is subject to subparagraph
(vi)(E) below, the Corporation shall not issue such certificate or certificates until the expiration of the Deferral Period referred to therein and provided, further however, that the Corporation shall issue shares to Persons other than those indicated on the certificate or certificates representing the Converting Shares only in compliance with the Securities Act of 1933, as amended, and any other applicable state or federal securities law. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease (except that, in the case of a conversion subject to subparagraph (vi)(E) below, the conversion shall be deemed effective upon the expiration of the Deferral Period referred to therein) and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares.

                                    (2) In the event of the automatic conversion
of shares of Class B Common into shares of Class A Common, the holders of such shares shall surrender the certificate or certificates representing the Converting Shares in accordance with, and the parties to the transfer and the Corporation shall otherwise comply with, the procedures set forth in subparagraph (D)(1) hereof; provided, however, that, notwithstanding that any certificate for Converting Shares shall not have been surrendered for cancellation, all such Converting Shares shall no longer be deemed outstanding on and after the effective date of conversion as set forth in subparagraph
(vi)(A) or (vi)(B), as the case may be, and all rights with respect to such Converting Shares shall forthwith on the effective date of such transfer cease and terminate, except only the right of the holder or holders thereof to receive the same number of shares of Converted Shares on the conversion thereof.

                                    (3) Upon the issuance of shares in
accordance with this subparagraph (vi), such shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

                              (E) Notice of Conversion to Class C Common
Stockholders. The Corporation shall not directly or indirectly redeem, purchase or otherwise acquire any shares of Class A Common or take any other action affecting the voting rights of such shares, and no stockholder shall convert shares of Class A Common into Class C Common, if such action will increase the percentage of outstanding shares of Class A Common owned or controlled by any holder of Class C Common (other than any such stockholder which requested that the Corporation take such action, or which otherwise waives in writing its rights under this subparagraph (vi)(E)), unless the Corporation gives written notice (hereinafter called the "Deferral Notice") of such action to each holder of Class C Common. The Corporation will defer making any such redemption, purchase or other acquisition or taking any such other action, and any such conversion of shares of Class A Common into Class C Common by any stockholder shall be deferred, for a period of 10 business days (the "Deferral Period") after giving the Deferral Notice in order to allow each holder of Class C Common to determine whether it wishes to convert or take any other action with respect to any shares of Class A Common it owns, controls or has the power to vote, and if any such stockholder then elects to convert any shares of Class A Common, it shall notify the Corporation in writing within the Deferral Period, in which case the Corporation shall (1) defer taking the pending action until the end of the Deferral Period, (2) promptly notify from time to time each other holder of shares of Class C Common of each proposed conversion and the proposed transactions, and (3) effect the conversions requested by all such stockholders in response to the notices issued pursuant to this subparagraph (vi)(E) at the end of the Deferral Period.

                              (F) Stock Splits; Adjustments.

                                    (1) If the Corporation shall in any manner
subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Class A Common, Class B Common or Class C Common, the outstanding shares of each other class of Common Stock shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the protection of the conversion rights hereunder.

                                    (2) In case of any reorganization,
reclassification or change of shares of the Common Stock (other than a change in par value or from par to no par value as a result of a subdivision or combination), or in case of any consolidation of the Corporation with one or more corporations or a merger of the Corporation with another corporation, or in the case of any sale, lease or other disposition of all or substantially all of the assets of the Corporation, each holder of a share of Common Stock, irrespective of class, shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such share would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and properties (including cash) receivable upon such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition by a holder of the number of shares of the class of Common Stock into which such shares of Common Stock might have been converted immediately prior to such reclassification, change, consolidation, merger, sale, lease or other disposition. In the event of such a reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition, (a) the holders of outstanding shares of Class A Common, Class B Common and Class C Common shall be entitled to receive the same consideration, share and share alike, except for voting rights with respect to securities receivable upon such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition (in which case such voting rights may differ to the extent, and only to the extent, that the voting rights with the shares of Class A Common, Class B Common and Class C Common differ as provided herein), and (b) effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Common Stock of each class that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of shares of Common Stock into which such Common Stock might have been converted immediately prior to such event. The Corporation shall not be a party to any merger, consolidation or recapitalization pursuant to which any holder of shares of Class C Common would be required to take (1) any voting securities which would cause such holder to violate any law, regulation, or other requirement of any governmental body applicable to such holder, or (2) any securities convertible into voting securities which if such conversion took place would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder other than securities which are specifically provided to be convertible only in the event that such conversion may occur without any such violation.

                              (G) Reservation of Shares. The Corporation shall
at all times reserve and keep available out of its authorized but unissued shares of Class A Common or its treasury shares, solely for the purpose of issuance upon the conversion of shares of Class B Common and Class C Common, such number of shares of such class as are then issuable upon the conversion of all outstanding shares of Class B Common and Class C Common. The Corporation shall reserve and keep available out of its authorized but unissued shares of Class C Common, or its treasury shares, solely for the purpose of issuance upon the conversion of shares of Class A Common, such number of shares of Class C Common as the Board of Directors, in its sole discretion, shall deem appropriate.

                              (H) No Charge. The issuance of certificates for
shares of any class of Common Stock upon conversion of shares of any other class of Common Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Common Stock converted and no such issuance and delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

                  (C) The rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock are as follows:

                        (i) Designation. Twelve thousand three hundred thirty-four (12,334) shares of Preferred Stock shall be designated "Series D 13.5% Cumulative Redeemable Non-Participating Senior Preferred Stock" (hereinafter called "Series D Preferred"). Eighteen thousand six hundred seventeen (18,617) shares of Preferred Stock shall be designated "Series E 14.0% Cumulative Redeemable Non-Participating Senior Preferred Stock" (hereinafter called "Series E Preferred"). Two thousand four hundred (2,400) shares of Preferred Stock shall be designated "Series F 11% Cumulative Redeemable Non-Participating Senior Preferred Stock" (hereinafter called "Series F Preferred"). Each share of Series D Preferred shall be identical in all respects with each other share of Series D Preferred. Each share of Series E Preferred shall be identical in all respects with each other share of Series E Preferred. Each share of Series F Preferred shall be identical in all respects with each other share of Series F Preferred. Except as otherwise provided herein, shares of Series D, E and F Preferred will be identical and will entitle the holders thereof to the same rights and privileges. With respect to dividend rights and rights on liquidation provided in this Article 4, paragraph (c), the Series D, E and F Preferred shall rank prior or in preference to any other equity security of the Corporation (including any class of Common Stock and any other series of Preferred Stock).


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

                        (ii) Undesignated Preferred Stock. Shares of Preferred Stock hereinbefore or hereinafter purchased by the Corporation or converted into shares of Common Stock shall be cancelled and shall revert to authorized but unissued Preferred Stock undesignated as to series (together with shares of Preferred Stock not previously designated, the "Undesignated Preferred"). The Board of Directors is hereby expressly empowered, subject to other provisions of this Restated Certificate of Incorporation, to fix by resolution the designation of any Undesignated Preferred, and the rights, preferences, privileges and restrictions applicable thereto. Any shares designated as permitted by this subparagraph (ii) may be issued by the Corporation from time to time, subject to other provisions of this Restated Certificate of Incorporation, at such price or prices or for such other consideration as may be fixed by the Corporation.

                        (iii) Dividend Rights.

                              (A) The holder of each share of Series D, E and F
Preferred shall be entitled to receive, prior and in preference to the declaration, payment or setting apart for payment on any other class or series of capital stock of the Corporation, when and as declared by the Board of Directors, out of funds legally available for that purpose, a special quarterly dividend (the "Special Dividend") in an amount per share equal to the product of
(i) the liquidation preference in subparagraph (iv) below then applicable to such share, (ii) one-quarter and (iii) 13.5%, in the case of Series D Preferred, 14.0%, in the case of Series E Preferred, and 11%, in the case of Series F Preferred. Special Dividends shall cumulate as of the last day of each March, June, September and December and be compounded quarterly from the date of original issuance of the Series D, E or F (as the case may be) to the extent not declared to be payable and paid in cash by the Board of Directors. Any Special Dividend to be paid in cash to any stockholder shall be made to the nearest cent. Except as provided in this subparagraph (iii)(A) or with respect to liquidation preferences in subparagraph (iv) below, no dividend or distribution shall be declared or paid or set apart for payment on shares of Series D, E or F Preferred.

                              (B) Notwithstanding anything to the contrary in
this Restated Certificate of Incorporation or applicable law, no stockholder shall have any claim for payment of any accrued dividends unless and until the same shall have been declared due and payable by the Corporation.

                        (iv) Liquidation Preference. In the event of (1) any dissolution of the Corporation, followed by the liquidation or winding up of the Corporation, (2) any liquidation or winding up of the Corporation as a result of any bankruptcy, reorganization or similar proceeding, (3) any foreclosure by creditors of the Corporation on all or substantially all the assets of or equity interests in the Corporation or (4) any merger or consolidation of the Corporation with or into, or any sale, lease or exchange of all or substantially all of the assets of the Corporation to, any Person other than an Affiliate, other than a merger or consolidation with respect to which (I) following the consummation thereof, the holders of capital stock of the Corporation immediately prior to such merger or consolidation hold, directly or indirectly, at least 50% of the equity interests (whether represented by capital stock, general or limited partnership interests or other equity interests) of the Person formed by such merger or consolidation immediately after such consummation, and (II) no material amount of cash, property or securities (other than securities of such Person or any Person wholly owning, or wholly owned by, such Person) is distributed to such holders incident to such merger or consolidation, each holder of Series D, E and F Preferred shall be entitled to receive, as a liquidation preference, prior and in preference to the payment, or segregation for payment, of any consideration (whether in cash, securities or other assets) to any holder of capital stock or in respect of any share of capital stock of any other class or series, an amount per share equal to (X) $1000 plus (Y) all accumulated but unpaid Special Dividends thereon.

                        (v) Conversion Rights. No shares of Series D, E or F Preferred shall be entitled to conversion rights.

                        (vi) Redemption Rights.

                              (A) Shares of Series D, E or F Preferred are
redeemable, in whole or in part, at any time at the option of the Corporation at the Redemption Price (as defined below). The Corporation shall give notice of such proposed redemption, including the date fixed for such redemption, the number and series of shares of stock to be redeemed and the Redemption Price payable with respect thereto, at least 30 days and not more than 60 days prior to the date fixed for such redemption and such notice shall be mailed by first class mail, postage prepaid, to each holder of record of the Series D, E and F Preferred at his last address as it shall appear on the books of the Corporation. Partial redemptions shall be made pro rata among all of the shares of Series D, E and F Preferred.

                              (B) For purposes of this subparagraph (vi), the
following terms shall have the meanings given hereafter:

                                    (1) "Redemption Price" shall mean, with
respect to each share redeemed (x) an amount equal to the Liquidation Preference applicable to such share under subparagraph (iv) and (y) with respect to the redemption of shares of Series D and E Preferred only, the Call Protection Amount, if any, applicable thereto; and

                                    (2) "Call Protection Amount" shall mean,
with respect to each share of Series D and E preferred redeemed under this subparagraph (vi), an amount, if any, which each holder of Series D or Series E Preferred would have received as a Call Protection Amount under the terms of the Note Purchase Agreements, dated as of May 26, 1988, among the Corporation and the Purchasers named therein, as amended (the "Note Purchase Agreements") if each share of Series D Preferred were a Series A Note (as defined in the Note Purchase Agreements) having a principal amount of $1,000 and each share of Series E Preferred were a Series B Note (as defined in the Note Purchase Agreements) having a principal amount of $1,000 and if such redemption was a prepayment of Series A Notes or Series B Notes under the Note Purchase Agreements.

                        (vii) Voting Rights. So long as any shares of Series D, E or F Preferred are outstanding, in addition to any other vote or consent of stockholders required by law or by this Restated Certificate of Incorporation, as amended or restated from time to time, the consent of the holders of at least 50% of the shares of each of Series D, E and F Preferred at the time outstanding, each series acting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of this Restated Certificate of Incorporation, as amended or restated from time to time, which affects adversely the special rights or preferences of the holders of the Series D, E and F Preferred; provided that, if any such amendment, alteration or repeal shall affect adversely the special rights or preferences of one or more of the Series D, E or F Preferred, but shall not so affect all such series, then only those series so affected shall be included for purposes of the consent or consents required under this paragraph. Except as otherwise required by the foregoing sentence, or as otherwise required by law, the holders of the Series D, E and F Preferred Stock shall not be entitled to vote upon the election of directors or upon any matter submitted to the stockholders for a vote.

                        (viii) Preemptive Rights. No holder of Preferred Stock of the Corporation of any class (including without limitation Series D, E or F Preferred) shall be entitled as of right to subscribe for or receive any part of the authorized stock of the Corporation or any part of any new, additional or increased issue of stock of any class or of any obligations convertible into any class or classes of stock, but the Board of Directors may, without offering any such shares of stock or obligations convertible into stock to stockholders of any class, issue and sell or dispose of the same to such persons and for such considerations permitted by law as it may from time to time in its absolute discretion determine.

                        (ix) Miscellaneous. The shares of Series D, E and F Preferred shall not have any relative, participating, optional or other special rights and powers other than as expressly set forth in this Article 4, paragraph
(c). Any reference made within this Article 4, paragraph (c) to any subparagraph shall refer only to subparagraphs within this Article 4, paragraph (c).

            5. Participation of Non-Citizens. The following provisions are included for the purpose of insuring that control and management of the Corporation complies with the Communications Act:

                  (a) The Corporation shall not issue to or for the account of any Alien or permit the transfer on its books of any of its capital stock if, after giving effect to such issuance or transfer, the capital stock held by or for the account of any Alien or Aliens, as determined in accordance with applicable rules and policies of the FCC, would (i) exceed, individually or in the aggregate, twenty-five percent (25%) of the Corporation's capital stock at any time outstanding or (ii) otherwise violate Section 310(b) of the Communications Act.

                  (b) No Alien or Aliens shall be entitled to vote or direct or control the vote of more than twenty-five percent (25%) of the total voting power of all of the shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time-to-time.

                  (c) No Alien shall be qualified to act as an officer of the Corporation, and no more than twenty-five percent (25%) of the total number of directors of the Corporation at any time and from time-to-time may be Aliens, if to do so would otherwise violate the Communications Act.

                  (d) The Board of Directors shall have all powers necessary to administer the provisions of this Article 5 or otherwise to ensure compliance with the Communications Act.

            6. Definitions. As used in this Restated Certificate of Incorporation, the following terms shall have the meanings shown below:

                              (A) "Affiliate" shall mean, with respect to any
Person, any other Person, directly or indirectly controlling, controlled by or under common control with such Person.

                              (B) "Alien" or "Aliens" shall mean one or more of
the following Persons: (A) a Person who is a citizen of a country other than the United States; (B) any entity organized under the laws of a government other than the government of the

United States or any state, territory or possession of the United States; (C) a government other than the government of the United States or of any state, territory or possession of the United States; or (D) a representative of, or an individual or entity controlled by, any of the foregoing.

                              (C) "Communications Act" shall mean the
Communications Act of 1934, and the rules, regulations and policies of the Federal Communications Commission, as amended from time-to-time.

                              (D) "control" (including with correlative meaning
the terms "controlling" "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

                              (E) "Going Private Transaction" shall mean any
"Rule 13e-3 Transaction," as such term is defined in Rule 13e-3(a)(3), 17
C.F.R. Section 240.13e-3, as amended from time-to-time, promulgated under the Securities Exchange Act of 1934, as amended, between the Corporation and (i) Vincent Young or Adam Young, (ii) any Affiliate of Vincent Young or Adam Young, or (iii) any group in which Vincent Young or Adam Young or an Affiliate of Vincent Young or Adam Young is a member. For purposes solely of the definition of a Going Private Transaction, and notwithstanding paragraph 6(A) above, an Affiliate of Vincent Young or Adam Young shall mean (i) any individual or entity who or that, directly or indirectly, controls, is controlled by or is under common control with Vincent Young or Adam Young, (ii) any corporation or organization (other than the Corporation or a majority-owned subsidiary of the Corporation) of which Vincent Young or Adam Young is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of voting securities, (iii) a voting trust or similar arrangement pursuant to which Vincent Young or Adam Young controls the vote of the shares of Common Stock held by or subject to such trust or arrangement, (iv) any other trust or estate in which Vincent Young or Adam Young has a significant beneficial interest or as to which Vincent Young or Adam Young serves as trustee or in a similar fiduciary capacity or (v) any Relative of Vincent Young or Adam Young who has the same residence as Vincent Young or Adam Young.

                              (F) "Management Group" shall mean any and all of
(i) the Directors and Officers of the Corporation; (ii) such other persons employed by the Corporation or a subsidiary thereof, in a management capacity and designated by the Board of Directors from time-to-time as members of the Management Group; and (iii) Adam Young and Vincent Young and any Relatives of Adam Young or Vincent Young.

                              (G) "Person" shall mean an individual, a
partnership, a corporation, a trust, a joint venture, an unincorporated organization, a government or agency thereof, or other entity.

                              (H) "Relatives" shall mean, in connection with
either Adam Young or Vincent Young, his spouse, his children, his grandchildren, his estate, his heirs and any trust of which no other Person is a beneficiary.

            7. The Corporation is to have perpetual existence.

            8. For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                  (a) The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws subject to the limitations, if any, set forth in this Restated Certificate of Incorporation, as the same may be amended from time-to-time. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

                  (b) The power to adopt, amend, or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of
Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this Restated Certificate of Incorporation.

                  (c) Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of this Restated Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of section 242 of the General Corporation Law of the

State of Delaware shall otherwise require or as otherwise provided herein.

            9. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

            10. The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            11. Except as otherwise specifically provided in this Restated Certificate of Incorporation, from time to time any of the provisions of this Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws.

            IN WITNESS WHEREOF, said Young Broadcasting Inc. has caused this certificate to be signed by Vincent Young, its Chairman, and attested by James
A. Morgan, its Secretary, this 7th day of November, 1994.

                                          YOUNG BROADCASTING INC.


                                          By: /s/ [ILLEGIBLE]
                                              ----------------------------------
                                                Chairman

Attest:


/s/ [ILLEGIBLE]
----------------------------------
Secretary

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

            BE IT REMEMBERED that, on November 7, 1994, before me, a Notary public duly authorized by law to take deeds, personally came Vincent Young, Chairman of Young Broadcasting Inc., who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

            GIVEN under my hand on November 7, 1994.


                                                /s/ Deborah E. Hampton
                                                ----------------------
                                                     Notary Public

                                                       DEBORAH E. HAMPTON
                                                Notary Public, State of New York
                                                         No. 01HA5023088
                                                  Qualified in New York County
                                                  Term Expires January 31, 1995

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 03:00 PM 06/O1/1995
                                                          950121789 - 2084106

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             YOUNG BROADCASTING INC.

      Young Broadcasting Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      FIRST: By unanimous written consent of the Board of Directors of the Corporation, dated April 12, 1995, the Board of Directors duly adopted resolutions proposing and declaring advisable the following amendments to the Corporation's Restated Certificate of Incorporation:

            That Article 6, clause (F) of the Corporation's Restated Certificate of Incorporation be amended to read in its entirety as follows:

                  "'Management Group'" shall mean any and all of (i) the
            directors and officers of the Corporation; (ii) such other persons employed by the Corporation or a subsidiary thereof in a management capacity and designated by the Board of Directors from time-to-time as members of the Management Group; (iii) Adam Young and Vincent Young and any Relatives of Adam Young or Vincent Young; and (iv) any Person controlled by Adam Young, Vincent Young or any Relatives of Adam Young or Vincent Young."

            That Article 6, clause (H) of the Corporation's Restated Certificate of Incorporation be amended to read in its entirety as follows:

                  "'Relatives' shall mean, in connection with either Adam Young or Vincent Young, his spouse, any of his ancestors, descendants, siblings, descendants of any such siblings or the spouse of any of the foregoing, his legal representative, conservator or guardian if he becomes mentally incompetent, his estate, his heirs and any trust of which no other person is a beneficiary."

      SECOND: That at the duly noticed and convened Annual Meeting of Stockholders of the Corporation held on May 22, 1995, at which a quorum was present and acting throughout in person or by proxy, the stockholders of the Corporation have approved the aforesaid amendments.

      THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by James A. Morgan, its Executive Vice President, this 23rd day of May, 1995.

                                              YOUNG BROADCASTING INC.


                                              By: /s/ James A. Morgan
                                                  ------------------------------
                                                  James A. Morgan
                                                  Executive Vice President

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 02:00 PM 05/15/1997
                                                          971159331 - 2084106

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             YOUNG BROADCASTING INC.

            Young Broadcasting Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

            FIRST: Pursuant to a meeting of the Board of Directors of the Corporation held on March 21, 1997, the Board of Directors duly adopted resolutions proposing and declaring advisable the following amendments to the Corporation's Restated Certificate of Incorporation:

            That Article 4, clause (a) of the Corporation's Restated Certificate of Incorporation be amended to read in its entirety as follows:

                  "The total number of shares of stock which the Corporation shall have authority to issue is eighty million (80,000,000) shares, of which sixty million (60,000,000) shall be shares of Common Stock, $.001 par value, and twenty million (20,000,000) shall be shares of Preferred Stock, $.001 par value."

            That the second sentence of Article 4, clause (b)(iii) of the Corporation's Restated Certificate of Incorporation be amended to read in its entirety as follows:

            "Except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, any dividend or distribution on the Common Stock shall be payable on shares of Class A Common, Class B Common and Class C Common share and share alike to the exclusion of the holders of shares of Preferred Stock of any and all series; provided that in the case of dividends payable in shares of Common Stock of the Corporation, or options, warrants or rights to acquire shares of such Common Stock or securities convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire or securities convertible into or exchangeable for, Common Stock of the same class upon which the dividend or distribution is being paid."

            That the first sentence of Article 4, clause (b)(iv) of the Corporation's Certificate of Incorporation be amended to read in its entirety as follows:

            "In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the liquidation preference of any series of shares of Preferred Stock pursuant to the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the remaining assets and funds of the Corporation, if any, shall be divided among and paid ratably to the holders of Class A Common, the holders of Class B Common and the holders of Class C Common share and share alike to the exclusion of the holders of shares of Preferred Stock of any and all series."

            That Article 4, clause (c) of the Corporation's Restated Certificate of Incorporation be amended to read in its entirety as follows:

                  "The rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock are as follows:

            The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock (i) may have such voting powers, full or limited, or may be without voting powers; (ii) may be subject to redemption at such time or times and at such prices; (iii) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (iv) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (v) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (vi) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (vii) say be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation and
            (viii) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution, or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shal1 have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

            Subject to the provisions of any applicable law or of the By-laws of the Corporation as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law or by the resolutions or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for all purposes.

            Subject to the provisions of this Restated Certificate of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine."

            SECOND: That at the duly noticed and convened Annual Meeting of Stockholders of the Corporation held on May 5, 1997, at which a quorum was present and acting throughout in person or by proxy, the stockholders of the Corporation have approved the aforesaid amendments.

            THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by James A. Morgan, its Executive Vice President, this 6th day of May, 1997.

                                              YOUNG BROADCASTING INC.


                                              By: /s/ James A. Morgan
                                                  ------------------------------
                                                  James A. Morgan
                                                  Executive Vice President

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 01:30 PM 05/08/1998
                                                          981177868 - 2084106

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                         CERTIFICATE OF INCORPORATION
                                       OF
                            YOUNG BROADCASTING INC.

                           --------------------------

            Young Broadcasting Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

            FIRST: Pursuant to a meeting of the Board of Directors of the Corporation held on March 30, 1998, the Board of Directors duly adopted resolutions proposing and declaring advisable the following amendments to the Corporation's Restated Certificate of Incorporation:

            That Article 4, clause (b)(i) of the Corporation's Restated Certificate of Incorporation be amended to read in its entirety as follows:

                  "Designation. Except as set forth herein, twenty million
            (20,000,000) shares of Common Stock shall be designated "Class A Common Stock" (hereinafter called "Class A Common"); twenty million (20,000,000) shares of the Common Stock shall be designated "Class B Common Stock" (hereinafter called "Class B Common") and twenty million (20,000,000) shares of the Common Stock shall be designated "Class C Common Stock" (hereinafter called "Class C Common"). Notwithstanding the foregoing, if at any time the total number of shares of Common Stock held by members of the Management Group (as defined) is, in the aggregate, less then five percent (5%) of the total number of shares of Common Stock then outstanding, then all authorized shares of Class B Common (including without limitation all shares of such class then outstanding) shall be reclassified as Class A Common and shall have all the rights, preferences, privileges and restrictions herein granted to the Class A Common. Each Share of Common Stock shall be identical in all respects with each other share of Common Stock, except as otherwise provided herein."

            SECOND: That at the duly noticed and convened Annual Meeting of Stockholders of the Corporation held on May 5, 1998, at which a quorum was present and acting throughout in person or by proxy, the stockholders of the Corporation have approved the aforesaid amendments.

            THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by James A. Morgan, its Executive Vice President, this 6th day of May, 1998.

                                                   YOUNG BROADCASTING INC.


                                                   By: /s/ James A. Morgan
                                                     ----------------------
                                                   James A. Morgan
                                                   Executive Vice President

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            YOUNG BROADCASTING INC.

                            -----------------------

            Young Broadcasting Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

            FIRST: Pursuant to a Unanimous Written Consent of the Board of Directors of the Corporation dated March 16, 2000, the Board of Directors duly adopted resolutions proposing and declaring advisable the following amendment to the Corporation's Restated Certificate of Incorporation:

            That Article 4, clause (b)(i) of the Corporation's Restated Certificate of Incorporation be amended to read in its entirety as follows:

                  "Designation. Except as set forth herein, twenty million
            (20,000,000) shares of the Common Stock shall be designated "Class A Common Stock" (hereinafter called "Class A Common"); twenty million (20,000,000) shares of the Common Stock shall be designated "Class B Common Stock" (hereinafter called "Class B Common") and twenty million (20,000,000) shares of Common Stock shall be designated "Class C Common Stock" (hereinafter called "Class C Common"). Each share of Common Stock shall be identical in all respects with each other share of Common Stock, except as otherwise provided herein."

            SECOND: That at the duly noticed and convened Special Meeting in Lieu of the 2000 Annual Meeting of Stockholders of the Corporation held on April 27, 2000, at which a quorum was present and acting throughout in person or by proxy, the stockholders of the Corporation have approved the aforesaid amendment.

            THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

                                                            STATE OF DELAWARE
                                                            SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 090:00 AM 6/12/2000
                                                          001297089 - 2084106

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by James A. Morgan, its Executive Vice President, this 12th Day of June, 2000.

                                                   YOUNG BROADCASTING INC.

                                                   By: /s/ James A. Morgan
                                                     ----------------------
                                                   James A. Morgan
                                                   Executive Vice President


                                       2